SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 25, 2003

U.S. WIRELESS DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22848
(Commission File Number)

84-1178691
(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of principal executive
offices including zip code)

(212) 750-7766
     (Registrant's telephone number,
including area code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

CHANGE IN CLASSIFICATION OF INVENTORY WRITE DOWN

During the year ended June 30, 2002, we evaluated the ongoing value of goodwill and intangible assets acquired from the acquisition of Cellgate, as well as the future projected cash flows from the sale of inventory acquired as part of this acquisition. As a result, we recorded an inventory write down of $3.5 million, which was originally reported as a component of operating expenses. Subsequent to the issuance of our consolidated financial statements for the year ended June 30, 2002, we determined that the write down of inventory should have been reported as cost of revenues in accordance with guidance in Emerging Issues Task Force Issue No. 96-9, “Classification of Inventory Markdowns and Other Costs Associated with a Restructuring.” We have, therefore, restated our fiscal 2002 consolidated statement of operations, reclassifying the “Write down of inventory from a previous acquisition” to cost of revenues from operating expenses. Amendment No. 1 on Form 10-KSB/A was filed today to reflect the change in classification of inventory write down.

While the restatement did not have any effect on revenues, loss from continuing operations, net loss or net loss per share, or any change in the net decrease in cash in the consolidated statement of cash flows as previously reported , the restatement resulted in a reduction of $3.5 million in total operating expenses, an increase in cost of revenues of $3.5 million and a decrease in gross profit of $3.5 million. We previously reported cost of revenues, gross profit and total operating expenses of $1.3 million, $1.2 million and $24.8 million, respectively, for the year ended June 30, 2002. We are now reporting cost of revenues, gross profit and total operating expenses of $4.8 million, $(2.3) million and $21.3 million, respectively, for the year ended June 30, 2002.

FUTURE FILING OF FORM S-8 AND FORM SB-2 FOR REGISTRATION OF SECURITIES

We intend to file a registration statetement on Form S-8 in the near future for the registration of 3,500,000 shares of Common Stock authorized for issuance under and upon exercise of the options that may be granted pursuant to our recently approved 2002 Stock Option Plan and the 884,886 shares of Common Stock authorized for issuance under and upon exercise of the options that were granted to employees on October 24, 2002.

We also intend to file a registration statement on Form SB-2 in the near future for the registration of up to (i) 5,820,000 shares of Common Stock issuable by us upon the exercise of certain warrants related to the private placement in May 2000, (ii) 6,240,000 shares of Common Stock issuable by us upon the conversion of the remaining Series C Preferred Stock, (iii) 325,000 shares of Common Stock issuable by us upon the exercise of various outstanding warrants, and (iv) 579,000 shares of Common Stock issuable by us upon the exercise of certain outstanding options to parties other than employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             U.S. WIRELESS DATA, INC.
                                                                                 (Registrant)

Dated         February 25, 2003                               By: /s/ Dean M. Leavitt
                                                                                  Name: Dean M. Leavitt
                                                                                  Title: Chairman & Chief Executive Officer